UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 17, 2010

SLM CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-13251	52-2013874
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12061 Bluemont Way, Reston, Virginia		20190
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(703) 810-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Item 1.01. Entry into a Material Definitive Agreement

On September 17, 2010, SLM Corporation and its subsidiaries, Sallie Mae, Inc. and Bull Run 1, LLC (collectively, "Sallie Mae") entered into an Asset Purchase Agreement (the "Asset Purchase Agreement") with Student Loan Corporation ("SLC"), Citibank, N.A., ("Citibank"), Citibank N.A., South Dakota, Student Loan Receivables I, Inc. (the "Depositor"), and SLC Conduit I LLC ("SLC Funding Note Issuer") pursuant to which Sallie Mae has agreed to acquire from SLC substantially all of the FFELP loan assets of SLC. SLM Corporation expects the transaction to be immediately accretive. The aggregate purchase price is approximately $1.2 billion and will be payable in cash at the closing of the transaction. Sallie Mae anticipates the closing to occur by year-end 2010 subject to receipt of necessary approvals.

The assets to be purchased include the residual interest in 13 of SLC’s 14 FFELP loan securitizations and its interest in SLC Funding Note Issuer related to the U.S. Department of Education’s Straight-A Funding asset-backed commercial paper conduit. In the aggregate, approximately $28 billion in FFELP loans are involved. The transaction also involves the right to service these assets and administer the securitization trusts.

The transaction will be funded by a 5-year term loan provided by Citibank in an amount equal to the purchase price. The loan will be secured by the purchased assets and guaranteed by SLM Corporation. The loan will bear interest at a rate of LIBOR plus 4.50%, and be subject to scheduled quarterly payments of the lesser of (i) 2.5% of the original principal amount of the term loan or (ii) the residual cash flow derived from the assets securing the loan.

The Asset Purchase Agreement includes customary representations, warranties and covenants. Additional covenants require that each of the parties use commercially reasonable efforts to cause the closing of the transactions to be completed including with regard to receiving SLC shareholder, Department of Education and other requisite approvals and restricting SLC’s ability to solicit alternative acquisition proposals or provide information or engage in discussions with third parties related thereto. Citibank has also agreed to facilitate the transaction by providing specific indemnifications to Sallie Mae.

As part of the transaction, Sallie Mae, Inc. will enter into agreements with each of the securitization trusts to become the subservicer and administrator for these trusts. Sallie Mae contemplates converting all of the underlying loans to its servicing platform shortly after closing.

Contemporaneous with Sallie Mae entering into the Asset Purchase Agreement, Citibank and SLC entered into a separate asset purchase agreement. SLC, Citibank and Discover Financial Services also entered into a merger agreement. Closing under the Asset Purchase Agreement is contingent on the other transactions closing. For details concerning those other agreements, please see SLC’s press release of September 17, 2010.

On September 17, 2010 Sallie Mae issued a press release announcing that it had entered into the Asset Purchase Agreement and the other transaction documents. A copy of the press release is attached hereto as Exhibit 99.1.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SLM CORPORATION

September 17, 2010	By:	/s/ Mark L. Heleen

Name: Mark L. Heleen
Title: Executive Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Press Release